WVT COMMUNICATIONS GROUP ELEVATES STATURE AS UNIFIED COMMUNICATION LEADER WITH NAME CHANGE TO ALTEVA

Alteva Branding Leverages Position as 9th Largest Unified Communications Provider

WARWICK , NY – January 22, 2013 – Warwick Valley Telephone Company (NYSE MKT: WVT), referred to as WVT Communications Group or the Company, the parent company of leading cloud communications pioneers, today announced that it will immediately begin conducting business as Alteva. The official name change will be effective upon receipt of shareholder approval, reflecting a single unified brand.

Commenting on the name changes, David Cuthbert, President and Chief Operating Officer, stated, “As Alteva, we embrace a singular vision for generating profitable growth through the provision of high-quality communications services. The influential presence that Alteva has developed within the business markets it serves and the cloud-based UC ecosystem will be leveraged by all our operating segments. This united branding under the Alteva name enables the Company to benefit from the considerable investments we have been making in sales, marketing, advertising and channel partner development.”

All of the Company’s previous business units, including the nation’s ninth largest unified communications provider, the carrier services provider, and the highly respected traditional telecom provider turned premier regional broadband company, will now be doing business as Alteva. Consistent with the Alteva branding, the Company’s ticker symbol on the NYSE MKT exchange will be changed to ALTV effective February 4, 2013. Until that time, the shares will continue to trade under the ticker symbol WVT.

About Alteva

Alteva (previously referred to as WVT Communications Group) is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors around the globe. Alteva continues to forge the new model that communications providers, large and small, are striving to emulate. Alteva continues to integrate new innovations with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Level 3, and Polycom to provide best-in-class hosted unified communications solutions.

Alteva is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stable, regional broadband company, Alteva has positioned itself in front of its peer group of companies and created an evolutionary change in its strategy. Visit www.wvtcg.com or call 855-U-GO-CLOUD for more information.

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Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com

PR Contact:

Melissa Lande

Lande PR

212-706-9003

mlande@landepr.com